                        PEREZ ALATI, GRONDONA, BENITES,
                         ARNTSEN & MARTINEZ DE HOZ (h)               EXHIBIT 5.2
                                    ABOGADOS

   SUIPACHA 1111 - PISCO 18 - C1008AAW BUENOS AIRES - TEL. (54 11) 4114 3000
                             FAX (54 11) 4114 3001
                         e-mail: pagbam@pagbam.com.ar


                                                 March 2, 2005


Ultrapetrol (Bahamas) Limited
c/o H&J Corporate Services Ltd.
Shirlaw House
87 Shirley Street
P.O. Box 55-19084
Nassau, Bahamas


              Re:  9% First Preferred Ship Mortgage Notes due 2014


Ladies and Gentlemen:

     We have acted as special Argentine counsel to Ultrapetrol S.A. and UABL S.A., each a corporation (sociedad anonima) organized and existing under the laws of the Republic of Argentina (the "Guarantors") in connection with the Registration Statement on Form F-4 (Registration No. 333-122254), as amended (the "Registration Statement") of Ultrapetrol (Bahamas) Limited, a Bahamas Company (the "Company") as filed with the United States Securities and Exchange Commission (the "Commission"), with respect to the Company's offer to exchange (the "Exchange Offer") up to $180,000,000 of the Company's 9% First Preferred Ship Mortgage Notes due 2014 (the "Exchange Notes") for an identical principal amount at maturity of its outstanding 9% First Preferred Ship Mortgage Notes due 2014 (the "Outstanding Notes"). The Exchange Notes are to be issued pursuant to the Indenture dated as of November 24, 2004 between the Company, the Guarantors and Manufacturers Traders and Trust Company, as Trustee (the "Trustee") (the "Indenture") and, when issued, will be guaranteed by the Guarantors (the "Guarantees") pursuant to the Indenture. Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the "Prospectus") included in the Registration Statement; (iii) the Indenture; (iv) the form of the Outstanding Notes; (v) the form of the Exchange Notes and (vi) such corporate documents and records of the Company and the Guarantors, and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be


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                        PEREZ ALATI, GRONDONA, BENITES,
                         ARNTSEN & MARTINEZ DE HOZ (h)
                                    ABOGADOS

executed, the genuineness of all signatures and the legal competence or capacity of persons or entities (whoever are or will become signatories thereto) to complete the execution of documents. As to various questions of fact that are material to the opinion hereinafter expressed, we have relied upon statements or certificates of public officials, directors or officers of the Company and the Guarantors, and others.

     We have further assumed for the purposes of this opinion that each of the Indenture and all documents contemplated by the Indenture to be executed in connection with the issuance of the Exchange Notes and Guarantees have been duly authorized and validly executed and delivered by each of the parties thereto other than the Guarantors.

     1. Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that each of the Guarantees to which a Guarantor is a party has been duly authorized, and upon issuance of the Exchange Notes, will constitute the valid and binding obligation of each such Guarantor.

     We hereby confirm that the discussion under the headings "Enforceability of Civil Liabilities" and "Summary of the Terms of the Exchange Notes: Additional Amounts", contained in the Company's Registration Statement on Form F-4, insofar as such discussion represents legal conclusions or statements of Argentine law, subject to the limitations and conditions set forth therein, constitutes the opinion of Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz (jr). It is our further opinion that the discussion set forth under such captions accurately states our views as to the matters discussed therein.

     This opinion is limited to the laws of the Republic of Argentina. This opinion is rendered as of the date hereof, and we have no responsibility to update this opinion for events or circumstances occurring after the date hereof, nor do we have any responsibility to advise you of any change in the laws after the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form F-4 to be filed with the United States Securities and Exchange Commission with respect to the Exchange Notes, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.


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                        PEREZ ALATI, GRONDONA, BENITES,
                         ARNTSEN & MARTINEZ DE HOZ (h)
                                    ABOGADOS


                                                 Very truly yours,


                                                 /s/ Santiago Daireaux
                                                 Santiago Daireaux


                                                 PEREZ ALATI, GRONDONA, BENITES,
                                                 ARNTSEN & MARTINEZ DE HOZ (JR)

02351.0008 #545759



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